UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

ECOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168413	27-2692640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Jericho Turnpike, Suite 110 Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 465-3964

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 3.02 is incorporated by reference into this Item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 3.02 is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

Auctus Fund, LLC

On July 25, 2016, Ecosciences, Inc., a Nevada corporation (the “Company”), closed on the issuance of a Convertible Promissory Note, dated July 19, 2016 (the “Issue Date”), in the original principal amount of $56,750 (the “Auctus Note”) to Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which Auctus funded $50,000 to the Company after the deduction of $6,750 of diligence and legal fees. The Company sold the Auctus Note to Auctus pursuant to a Securities Purchase Agreement, dated as of July 19, 2016 (the “Auctus SPA”), between the Company and Auctus.

The Auctus Note bears interest at the rate of 12% per annum and matures on April 19, 2017 (the “Maturity Date”). Any amount of principal or interest on the Auctus Note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (the “Default Interest”). The Company has the right to prepay the Auctus Note with a premium of up to 150% of all amounts owed to Actus, depending upon when the prepayment is effectuated. The Auctus Note may not be prepaid after the 180th day after the issue date.

All principal and accrued interest on the Auctus Note is convertible into shares of the Company’s common stock at the election of Actus at any time at a conversion price equal to the lesser of (i) a 50% discount to the lowest trading price of the common stock during the 25 trading days prior to the Auctus Note being issued and (ii) the Variable Conversion Price which is a 50% discount to the lowest trading price of the common stock during the 25 trading day period prior to conversion.

If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the Conversion Price is less than $0.001, the principal amount of the Auctus Note shall increase by $15,000 and the Variable Conversion Price shall be redefined to mean forty percent (40%).

The Auctus Note contains default events which, if triggered and not timely cured, will result in default interest and penalties. The Auctus Notes provides for “piggyback” registration rights for shares issuable upon the conversion of the Auctus Note.

The foregoing description of the Auctus Securities Purchase Agreement and the Auctus Note contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Auctus Securities Purchase Agreement and the Auctus Note, which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The issuance of the Auctus Note was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Auctus Note was an “accredited investor” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act.

Adar Bays, LLC

On July 21, 2016, the Company closed a Securities Purchase Agreement (“ADAR SPA”) with ADAR BAYS, LLC, a Florida limited liability company (“ADAR”), providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $121,000 (the “ADAR Notes”), with the first note being in the amount of $60,500 (“ADAR First Note”) and the second note being in the amount of $60,500 (“ADAR Back End Note”), each with a 10% original issue discount (“OID”). ADAR First Note was funded, with the Company receiving $55,000, net of the 10% OID. With respect to ADAR Back End Note, also with a 10% OID, ADAR issued a note to the Company in the amount of $55,000 to offset ADAR Back End Note, secured by ADAR Back End Note (“Secured Note”). The funding of ADAR Back End Note is subject to certain conditions as described in ADAR Back End Note. ADAR is required to pay the principal amount of the Secured Note in cash and in full prior to executing any conversions under ADAR Back End Note.

The ADAR Notes may be converted by ADAR at any time into shares of Company’s common stock calculated at the time of conversion, except for ADAR Back End Note, which requires full payment of the Secured Note by ADAR before conversions may be made, at a conversion price equal to 50% of the average of the three lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the twenty (20) prior trading days including the day upon which a Notice of Conversion is received by the Company. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 40% instead of 50% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 9.9% of the outstanding shares of the Common Stock of the Company.

The ADAR Notes bear an interest rate of 12%, and are due and payable on July 19, 2017. Interest shall be paid by the Company in Common Stock (“Interest Shares”). Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice. The Secured Note bears interest at the rate of 12% per annum is payable no later than March 19, 2017, unless the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act, in which case ADAR may declare the ADAR Back End Note to be in Default (as defined in that note) and cross cancel its payment obligations under the Secured Note as well as the Company’s payment obligations under ADAR Back End Note.

During the first six months the ADAR First Note is in effect, the Company may redeem the ADAR First Note by paying to an amount equal to 140% of the face amount plus any accrued interest. The ADAR First Note may not be prepaid after the six-month anniversary. The ADAR Back End Note may not be prepaid, except that if the ADAR First Note is redeemed by the Company within 6 months of the issuance date of the ADAR First Note, all obligations of the Company under the ADAR Back End Note and all obligations of ADAR under the Secured Note will be automatically be deemed satisfied and such notes will be automatically be deemed cancelled and of no further force or effect.

The ADAR SPA and ADAR Notes contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of ADAR and in ADAR’s sole discretion, ADAR may consider the Notes immediately due and payable.

The foregoing description of the terms of the ADAR SPA, ADAR First Note, ADAR Back End Note and the Secured Note do not purport to be complete and are qualified in its entirety by the complete text of the documents attached as exhibits to this Current Report on Form 8-K.

The issuances of the ADAR Notes were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the ADAR Notes was an “accredited investor” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:

4.1	12% $56,750 Convertible Promissory Note, dated July 19, 2016, by Ecosciences, Inc. to Auctus Fund, LLC

4.2	12% $60,500 Convertible Redeemable Note, dated July 19, 2016, by Ecoscienes, Inc. to ADAR Bays, LLC (ADAR First Note)

4.3	12% $60,500 Convertible Redeemable Note, dated July 19, 2016, by Ecoscienes Inc. to ADAR Bays, LLC (Back End Note)

4.4	12% $55,000 Collateralized Secured Promissory Note, dated July 19, 2016, by ADAR BAYS, LLC to Ecosciences, Inc.

10.1	Securities Purchase Agreement, dated as of July 19, 2016, between Ecosciences, Inc. and Auctus Fund, LLC

10.2	Securities Purchase Agreement, dated as of July 19, 2016, between Ecosciences, Inc. and ADAR BAYS, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSCIENCES, INC.

Dated: July 29, 2016	By:	/s/ Joel Falitz
Joel Falitz
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)